Exhibit 21.1

SUBSIDIARIES OF TILRAY BRANDS, INC.

Name of entity	Place of incorporation
10 Barrel Brewing Idaho, LLC	(US-ID)
10 Barrel Brewing, LLC	(US-OR)
1197879 B.C. Ltd.	(CA-BC)
14U Pharma GMBH	Germany
2618351 Ontario Limited	(CA-ON)
2656751 Ontario Limited	(CA-ON)
2787643 Ontario Inc.	(CA-ON)
48North Amalco Ltd.	(CA-ON)
48North Cannabis Corporation	Canadian
5048963 Ontario Inc.	(CA-ON)
5054220 Ontario Inc.	(CA-ON)
51st Avenue Denver	(US-DE)
9037136 Canada Inc.	(CA-ON)
ABC Beverages Properties, LLC	(US-DE)
ABP S.A.	Argentina
American Beverage Crafts Group. Inc. fka Four Twenty Corporation	(US-DE)
American Beverage Crafts, LLC	(US-DE)
Aphria Diamond Inc. fka 1974568 Ontario Limited	(CA-ON)
Aphria Germany GMBH fka Nuuvera Deutschland GMBH	Germany
Aphria GP Holdings ULC	(CA-BC)
Aphria Inc.	(CA-ON)
Aphria RX GMBH fka Deutschland GMBH	Germany
Aphria Wellbeing GMBH	Germany
BBI Acquisition Company
Blue Point Brewing Company, Inc.	(US-NY)
Breckenridge Brewery Lane, LLC	(US-DE)
Breckenridge Brewery, LLC	(US-CO)
Breckenridge Holding Company, LLC	(US-CO)
Breckenridge Santa Fe Drive, LLC	(US-DE)
Breckenridge-Wynkoop2, LLC	(US, CO)
Broken Coast Cannabis Limited	(CA-BC)
Broken Coast Cannabis Limited Partnership	(CA-BC)
Cannfections Group Inc.	Canadian
CC Pharma GMBH	Germany
Cheese Grits, LLC	(US-GA)
Colcanna S.A.S	Colombia
DelShen Therapeutics Corporation	(CA-ON)
Detriot Rivertown Brewing Company, LLC	(US-MI)
Dorada Ventures Limited	(CA-BC)
Double Diamond Distillery, LLC	(US-CO)
FHF Holdings fka 1037270	(CA-BC)
FL Group S.R.L.	Italy
Fresh Hemp Foods Ltd.dba Manitoba Harvest	(CA-BC)
Good & Green Cannabis Corporation	(CA-ON)
Good & Green Corporation	(CA-ON)
Hampstead International, Inc.	Barbados
HEXO Corporation	(CA-ON)
HEXO Operations, Inc.	Canadian
HEXO USA, Inc.	(US-DE)
HiBall Inc.	(US-DE)
High Park Botanicals B.V.	The Neatherlands
High Park Farms Ltd. fka Bouchard Ventures	(CA-BC)
High Park Gardens, Inc.	(CA-BC)
High Park Holdings B.V.	The Neatherlands
High Park Holdings Ltd. fka High Park Cannabis Corporation	(CA-BC)
High Park Shops Inc. B.C. Ltd.	(CA-BC)
Latam Holdings Inc.	(CA-BC)
Liquid GR LLC	(US-MI)
Manitoba Harvest USA, LLC	(US-DE)
Marigold Projects Limited	Jamaica
McKenzie River Brewing Company, LLC	(US-OR)
MMJ International Investments Inc.	(CA-BC)
Montauk Brewing Company	(US-NY)
Natura Naturals Holdings, Inc.	(CA-ON)
Natura Naturals, Inc.	(CA-ON)
Nuuvera Holdings Limited	Canadian
Nuuvera Israel Limited	Israel
Ottley Drive Corporation	(US-DE)
Park Brewing LLC	(US-MI)
PDX Mississippi Ave, LLC	(US-DE)
Privateer Evolution, LLC	(US-DE)
Revolver Brewing, LLC	(US-TX)
Solano Life Group, S De R.L.	Panama
Superhero Acquisition Corp.	(US-DE)
Superhero Acquisition LP	(US-DE)
SW Brewing Company, LLC	(US-DE)
SweetWater Brewing Company, LLC	(US-GA)
SweetWater Colorado Brewing Company, LLC	(US-DE)
Terrapin Beer Company	(US-GA)
Tilray ABC, LLC	(US-DE)
Tilray Alternative Beverages, LLC	(US-DE)
Tilray Australia New Zealand Pty. Ltd.	Australia
Tilray Beverages UK Limited	United Kingdom
Tilray Beverages, LLC	(US-DE)
Tilray Brands UK, Ltd. fka Tilray Wellness UK Ltd.	United Kingdom
Tilray Deutschland GmbH fka Pining Ventures GmbH	Germany
Tilray Fort Collins, LLC	(US-DE)
Tilray France SAS	France
Tilray Holdco M, LLC	(US-DE)
Tilray Portugal Unipessoal Limited	Portugal
Tilray Services 1, LLC	(US-DE)
Tilray Ventures Limited	Ireland
Tilray Wellness, LLC	(US-DE)
Truss CBD USA, LLC	(US-CO)